Exhibit 20

Subsidiary Guarantees of Debt

The company’s Senior Notes, Senior Subordinated Notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The following is unaudited condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of April 2, 2006, and December 31, 2005 (in millions of dollars). Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	CONSOLIDATED BALANCE SHEET
	April 2, 2006
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$6.5	$1.4	$39.0	$–	$46.9
Receivables, net	(0.4)	215.3	371.6	–	586.5
Inventories, net	–	572.0	289.0	–	861.0
Deferred taxes, prepaids and other current assets	490.8	22.5	66.9	(476.7)	103.5
Total current assets	496.9	811.2	766.5	(476.7)	1,597.9

Property, plant and equipment, at cost	44.1	2,392.0	1,062.6	–	3,498.7
Accumulated depreciation	(16.9)	(1,267.0)	(393.7)	–	(1,677.6)
Total property, plant and equipment, net	27.2	1,125.0	668.9	–	1,821.1

Investments in subsidiaries	2,035.2	501.4	88.4	(2,625.0)	–
Investments in affiliates	1.4	18.1	49.5	–	69.0
Goodwill	–	797.8	940.6	–	1,738.4
Intangibles and other assets, net	131.8	123.3	93.1	–	348.2
Total Assets	$2,692.5	$3,376.8	$2,607.0	$(3,101.7)	$5,574.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$11.0	$5.5	$102.5	$–	$119.0
Accounts payable	54.8	346.2	227.0	–	628.0
Accrued employee costs	11.7	116.1	21.2	–	149.0
Income taxes payable	–	492.8	88.4	(476.7)	104.5
Other current liabilities	32.3	100.4	50.6	–	183.3
Total current liabilities	109.8	1,061.0	489.7	(476.7)	1,183.8

Long-term debt	1,641.7	31.9	860.1	–	2,533.7
Intercompany borrowings	(255.2)	762.8	191.3	(698.9)	–
Employee benefit obligations	166.0	293.6	404.2	–	863.8
Deferred taxes and other liabilities	138.7	(93.3)	51.1	–	96.5
Total liabilities	1,801.0	2,056.0	1,996.4	(1,175.6)	4,677.8

Contingencies
Minority interests	–	–	5.3	–	5.3

Shareholders’ equity:
Convertible preferred stock	–	–	179.6	(179.6)	–
Preferred shareholders’ equity	–	–	179.6	(179.6)	–

Common stock	678.2	838.2	495.5	(1,333.7)	678.2
Retained earnings (deficit)	1,262.3	688.8	(108.0)	(580.8)	1,262.3
Accumulated other comprehensive earnings (loss)	(93.6)	(206.2)	38.2	168.0	(93.6)
Treasury stock, at cost	(955.4)	–	–	–	(955.4)
Common shareholders’ equity	891.5	1,320.8	425.7	(1,746.5)	891.5
Total shareholders’ equity	891.5	1,320.8	605.3	(1,926.1)	891.5
Total Liabilities and Shareholders’ Equity	$2,692.5	$3,376.8	$2,607.0	$(3,101.7)	$5,574.6

	CONSOLIDATED BALANCE SHEET
	December 31, 2005
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$8.0	$1.7	$51.3	$–	$61.0
Receivables, net	0.8	166.0	209.8	–	376.6
Inventories, net	–	439.4	230.9	–	670.3
Deferred taxes and prepaid expenses	340.0	193.0	55.6	(470.7)	117.9
Total current assets	348.8	800.1	547.6	(470.7)	1,225.8

Property, plant and equipment, at cost	45.7	2,081.9	1,025.8	–	3,153.4
Accumulated depreciation	(17.0)	(1,237.0)	(342.8)	–	(1,596.8)
Total property, plant and equipment, net	28.7	844.9	683.0	–	1,556.6

Investment in subsidiaries	1,988.6	453.8	88.4	(2,530.8)	–
Investment in affiliates	1.4	17.0	47.0	–	65.4
Goodwill, net	–	340.8	917.8	–	1,258.6
Intangibles and other assets	118.3	62.3	56.4	–	237.0
	$2,485.8	$2,518.9	$2,340.2	$(3,001.5)	$4,343.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$29.1	$3.3	$84.0	$–	$116.4
Accounts payable	59.5	305.3	187.6	–	552.4
Accrued employee costs	15.8	154.7	27.9	–	198.4
Income taxes payable	–	507.1	91.1	(470.7)	127.5
Other current liabilities	18.9	111.4	51.0	–	181.3
Total current liabilities	123.3	1,081.8	441.6	(470.7)	1,176.0

Long-term debt	600.2	20.8	852.3	–	1,473.3
Intercompany borrowings	792.9	(110.0)	16.0	(698.9)	–
Employee benefit obligations	164.7	218.6	400.9	–	784.2
Deferred taxes and other liabilities	(30.6)	45.1	55.0	–	69.5
Total liabilities	1,650.5	1,256.3	1,765.8	(1,169.6)	3,503.0

Minority interests	–	–	5.1	–	5.1
Shareholders’ equity
Convertible preferred stock	–	–	179.6	(179.6)	–
Preferred shareholders’ equity	–	–	179.6	(179.6)	–

Common stock	633.6	804.5	487.0	(1,291.5)	633.6
Retained earnings	1,227.9	649.8	(119.1)	(530.7)	1,227.9
Accumulated other comprehensive earnings (loss)	(100.7)	(191.7)	21.8	169.9	(100.7)
Treasury stock, at cost	(925.5)	–	–	–	(925.5)
Common shareholders’ equity	835.3	1,262.6	389.7	(1,652.3)	835.3
Total shareholders’ equity	835.3	1,262.6	569.3	(1,831.9)	835.3
	$2,485.8	$2,518.9	$2,340.2	$(3,001.5)	$4,343.4

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended April 2, 2006
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,063.4	$339.3	$(37.8)	$1,364.9
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	925.6	268.2	(37.8)	1,156.0
Depreciation and amortization	0.8	33.2	20.6	–	54.6
Business consolidation costs	–	–	2.1	–	2.1
Selling, general and administrative	19.4	28.0	23.2	–	70.6
Interest expense	7.8	4.3	11.2	–	23.3
Equity in results of subsidiaries	(50.1)	–	–	50.1	–
Corporate allocations	(18.0)	14.7	3.3	–	–
	(40.1)	1,005.8	328.6	12.3	1,306.6
Earnings (loss) before taxes	40.1	57.6	10.7	(50.1)	58.3
Tax provision	4.5	(19.4)	(1.8)	–	(16.7)
Minority interests	–	–	(0.2)	–	(0.2)
Equity in results of affiliates	–	0.7	2.5	–	3.2
Net earnings (loss)	$44.6	$38.9	$11.2	$(50.1)	$44.6

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended April 3, 2005
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,026.0	$352.6	$(54.5)	$1,324.1
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	873.6	277.7	(54.5)	1,096.8
Depreciation and amortization	0.7	32.5	20.2	–	53.4
Selling, general and administrative	4.0	39.3	19.7	–	63.0
Interest expense	6.0	10.3	9.5	–	25.8
Equity in results of subsidiaries	(55.6)	–	–	55.6	–
Corporate allocations	(16.2)	14.5	1.7	–	–
	(61.1)	970.2	328.8	1.1	1,239.0
Earnings (loss) before taxes	61.1	55.8	23.8	(55.6)	85.1
Tax provision	(2.5)	(20.3)	(7.0)	–	(29.8)
Minority interests	–	–	(0.2)	–	(0.2)
Equity in results of affiliates	–	0.3	3.2	–	3.5
Net earnings (loss)	$58.6	$35.8	$19.8	$(55.6)	$58.6

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Three Months Ended April 2, 2006
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$44.6	$38.9	$11.2	$(50.1)	$44.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	0.8	33.2	20.6	-	54.6
Business consolidation costs	-	-	2.1	-	2.1
Deferred taxes	(1.1)	(0.4)	(3.8)	-	(5.3)
Equity in results of subsidiaries	(50.1)	-	-	50.1	-
Other, net	3.7	(6.1)	(12.2)	-	(14.6)
Changes in working capital components, excluding effects of acquisitions	38.7	(103.0)	(188.9)	-	(253.2)
Net cash provided by (used in) operating activities	36.6	(37.4)	(171.0)	-	(171.8)

Cash flows from investing activities
Additions to property, plant and equipment	(0.4)	(51.2)	(12.8)	-	(64.4)
Business acquisitions, net of cash acquired	-	(742.2)	(25.7)	-	(767.9)
Investments in and advances to affiliates, net of dividends	(1,025.5)	840.2	185.3	-	-
Other, net	1.1	(0.2)	0.6	-	1.5
Net cash provided by (used in) investing activities	(1,024.8)	46.6	147.4	-	(830.8)

Cash flows from financing activities
Long-term borrowings	1,039.1	-	12.0	-	1,051.1
Repayments of long-term borrowings	-	(2.5)	(17.5)	-	(20.0)
Change in short-term borrowings	(18.0)	-	16.5	-	(1.5)
Proceeds from issuance of common stock	9.3	-	-	-	9.3
Acquisitions of treasury stock	(36.1)	-	-	-	(36.1)
Common dividends	(10.2)	-	-	-	(10.2)
Other, net	2.6	(7.0)	-	-	(4.4)
Net cash provided by (used in) financing activities	986.7	(9.5)	11.0	-	988.2

Effect of exchange rate changes on cash	-	-	0.3	-	0.3

Net change in cash and cash equivalents	(1.5)	(0.3)	(12.3)	-	(14.1)
Cash and cash equivalents - Beginning of period	8.0	1.7	51.3	-	61.0
Cash and cash equivalents - End of period	$6.5	$1.4	$39.0	$-	$46.9

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Three Months Ended April 3, 2005
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$58.6	$35.8	$19.8	$(55.6)	$58.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	0.7	32.5	20.2	–	53.4
Deferred taxes	(0.1)	(5.5)	(6.2)	–	(11.8)
Equity in results of subsidiaries	(55.6)	–	–	55.6	–
Other, net	3.0	(2.6)	(4.5)	–	(4.1)
Prepaid common stock repurchase	(108.5)	–	–	–	(108.5)
Changes in other working capital components	13.7	(97.0)	(65.3)	-	(148.6)
Net cash used in operating activities	(88.2)	(36.8)	(36.0)	–	(161.0)

Cash flows from investing activities
Additions to property, plant and equipment	(1.0)	(39.3)	(40.3)	–	(80.6)
Investments in and advances to affiliates, net of dividends	(133.2)	78.1	55.1	–	–
Other, net	(10.1)	0.3	1.9	–	(7.9)
Net cash provided by (used in) investing activities	(144.3)	39.1	16.7	–	(88.5)

Cash flows from financing activities
Long-term borrowings	135.0	–	–	–	135.0
Repayments of long-term borrowings	(8.8)	(1.9)	(16.0)	–	(26.7)
Change in short-term borrowings	6.0	–	28.0	–	34.0
Proceeds from issuance of common stock	10.8	–	–	–	10.8
Acquisitions of treasury stock	(2.1)	–	–	–	(2.1)
Common dividends	(11.1)	–	–	–	(11.1)
Net cash provided by (used in) financing activities	129.8	(1.9)	12.0	–	139.9

Effect of exchange rate changes on cash	–	–	(2.3)	–	(2.3)

Net change in cash and cash equivalents	(102.7)	0.4	(9.6)	–	(111.9)
Cash and cash equivalents - Beginning of period	113.8	0.6	84.3	–	198.7
Cash and cash equivalents - End of period	$11.1	$1.0	$74.7	$–	$86.8